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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                            THE PIONEER GROUP, INC.
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                (Name of Registrant as Specified In Its Charter)



                         LENS INVESTMENT MANAGEMENT, LLC
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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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#865784

FOR IMMEDIATE RELEASE

CONTACT
Timothy Holland
Alan Towers Associates
212-354-6942 - office
917-853-6592 - cell
timothyholland@towerspr.com


               LENS CALLS PIONEER GROUP ANNOUNCEMENT "INADEQUATE"

PORTLAND, Me., February 11, 2000 - Lens Investment Management, LLC, the activist investment firm, characterized today's announcement by The Pioneer Group, Inc.

(NASDAQ: PIOG), a mutual fund manager, that it was retaining two investment banks to explore options to increase shareholder value and adding three outside directors to its board, as inadequate responses to the company's ongoing poor financial performance. Lens and its affiliates, which manage in excess of $200 million of capital, own approximately 4.1% of Pioneer's outstanding common stock.


"Pioneer's announced remedies are superficial and disappointing," said Rick

Bennett of Lens. "We plan to press the company to take more aggressive steps to increase shareholder value. We're exploring stronger actions."


Lens is an activist investment management firm that invests in companies it believes are underperforming in spite of strong underlying values and susceptible to increased value through shareholder activism. Its founder and

Principal Robert A. G. Monks is an internationally recognized authority on corporate governance and a pioneering activist investor.



                                     (more)



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                         CERTAIN ADDITIONAL INFORMATION

The participants in any solicitation that may be represented by the attached press release are Lens Investment Management, LLC ("Lens") and its affiliate, Ram Trust Services, Inc. ("Ram," and together with Lens, the "Lens Group"). In the aggregate, the Lens Group beneficially owns 1,092,033 shares of common stock, or 4.1% of such shares outstanding of The Pioneer Group, Inc. Although the Lens Group has not yet determined to do so, it may file a proxy statement with the Securities and Exchange Commission in connection with any solicitation that it may make with respect to Pioneer. The Lens Group advises all Pioneer stockholders to read any such proxy statement when it is available because it will contain important information. Any such proxy statement will be available at no charge on the SEC's web site at http://www.sec.gov.

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